SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2017

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On December 5, 2017, the Board of Directors of PACCAR Inc approved the Fifth Amended and Restated Bylaws of the Company, effective December 5, 2017. The principal amendments are the following:

1.)	Article III was amended to provide that stockholders owning at least 25% of the outstanding shares of the Company may call a special stockholder meeting, provided they meet the identified criteria.

2.)	Article III was also amended indicating that the Company would include in its proxy, director candidates nominated by stockholders owning at least 3% of the outstanding shares of the Company continuously for at least three years, with the maximum number of such candidates equal to 20% of the total directors or two directors, whichever is greater.

The foregoing summary is qualified by reference to the full text of the Fifth Amended and Restated Bylaws attached hereto as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description
3(ii)	Fifth Amended and Restated Bylaws of PACCAR Inc

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: December 11, 2017	By:	/s/ D. S. Grandstaff
D. S. Grandstaff
Vice President and General Counsel